SELLERS & ANDERSEN,  LLC                                    684 East Vine St. #3
------------------------                                      Murray, Utah 84107
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS
                                                          Telephone 801-268-2632
                                                                Fax 801-262-3978


March 25, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Form 8-K/A dated March 25, 2004, of Gateway Distributors, Ltd. and are in agreement with the statements contained therein. Our audit report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K/A.


Sincerely,


/s/ Sellers & Andersen, LLC


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